SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2003

CompuMed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-14210	95-2860434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 W. Century Blvd, Suite 1285, Los Angeles, California		90045
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 258-5000

Item 4.    Changes in Registrant’s Certifying Accountant

   New Independent Public Accountants

   On September 16, 2003, the Company retained Rose Snyder & Jacobs (RS&J) as its independent public accountants. The Company’s audit committee and board of directors independently approved resolutions on September 12, 2003 approving RS&J’s selection.

   During the Company’s two most recent fiscal years, the Company has not consulted with RS&J regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was the subject of a disagreement, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in the Item 304(a)(1)(v) of Regulation S-K.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CompuMed, Inc.
By:	/s/ JOHN G. MCLAUGHLIN
John G. McLaughlin President and Chief Executive Officer

Date:    September 17, 2003